Exhibit 2.2

AMENDMENT NO. 1

TO

ASSET PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT (this “Amendment”) is made and entered into as of May 5, 2009 by and among GLOBAL GEOPHYSICAL SERVICES, INC., a Delaware corporation (the “Buyer”), WEINMAN GEOSCIENCE,  INC., a Texas corporation (the “Seller”), WGI Sub, LLC, a Texas limited liability company (“Sub”), Barry L. Weinman, an individual resident in Collin County, Texas (“Weinman”), and Jane L. Weinman, an individual resident in Collin County, Texas (together with Weinman, the “Shareholders,” and together with the Buyer, the Seller and the Sub, each a “Party,” and collectively, the “Parties”).

RECITALS

WHEREAS, the Parties have previously entered into that certain Asset Purchase Agreement dated June 5, 2008 (the “Original Agreement”).

WHEREAS, the Parties desire to amend the Original Agreement (as amended by this Amendment, the “Agreement”) in the manner and on the terms set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

AMENDMENT

1.1          Amendment.

(a)                                  Section 3.5(a)(ii) of the Original Agreement is hereby amended and restated as follows:

“(ii)         If the Qualified Departure occurs on or after December 31, 2008 but on or before June 15, 2009, then on June 16, 2009, the principal balance of the Sub Note will be reduced and cancelled in an amount equal to the product of (x) the departing Key Employee’s Individual Share times (y) the outstanding principal balance of the Sub Note (excluding any unpaid amounts which are already due and payable);”.

(b)                                 Section 3.5(a)(iii) of the Original Agreement is hereby amended and restated as follows:

“(iii)        If the Qualified Departure occurs after June 15, 2009 but before December 1, 2009, then on the date of such Qualified Departure, the principal balance of the Sub Note will be reduced and cancelled in an amount equal to the product of (x) the departing Key Employee’s Individual Share times (y) the outstanding principal balance of the Sub Note (excluding any unpaid amounts which are already due and payable);”.

ARTICLE II

MISCELLANEOUS

2.1          Entire Agreement.  This Amendment, together with the Original Agreement (as amended by this Amendment), constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof.

2.2          Amendments and Waiver; Rights and Remedies.  This Amendment may be amended, superseded, canceled, renewed or extended only by a written instrument signed by the Parties.

2.3          Governing Law; Jurisdiction.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to the principles of conflicts of laws thereof.

2.4          Binding Effect; Assignment.  This Amendment and all the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.  This Amendment shall not be assignable by any Party without the express prior written consent of all other Parties and, in the event of an attempted assignment by one Party to this Amendment without the express prior written consent of all other Parties, such attempted assignment shall be void and without effect.

2.5          Headings.  Section and other headings contained in this Amendment are for reference purposes only and are not intended to describe, interpret, define or limit the scope or intent of this Amendment or any provision hereof.

2.6          Counterparts.  This Amendment may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their respective officers hereunto duly authorized as of the date first written above.

SELLER

Weinman GeoScience, Inc.

By:
Barry L. Weinman
President and Chief Executive Officer

SUB

WGI Sub, LLC

By:
Barry L. Weinman
Manager

BUYER

Global Geophysical Services, Inc.

By:
P. Matthew Verghese
Senior Vice President &
Chief Financial Officer

SHAREHOLDERS

Barry L. Weinman

Jane L. Weinman

Signature Page

Amendment No.1 to Asset Purchase Agreement